UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):     March 12, 2008

Golden West Brewing Company, Inc.
(Exact Name of Registrant as Specified in its Charter)

Delaware	_000-51808	90-0158978
(State or other jurisdiction of incorporation)	Commission File Number	(I.R.S. Employer Identification number)

945 West 2nd Street Chico, California  95928
(Address of principal executive offices)                    (Zip Code)

Registrant's telephone number, including area code:   (530) 894-7906

______________________________________________________

(Former name or former address, if changed since last report)

___	Written communications pursuant to Rule 425 under the Securities Act
___	Soliciting material pursuant to Rule 14a-12 under the Exchange Act
___	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act
___	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

ITEM 2.03	CREATION OF A DIRECT FINANCIAL OBLIGATION OR AN OBGLIATION UNDER AN OFF-BALANCE SHEET ARRANGEMENT OF A REGISTRANT

On March 12, 2008, the Board of Directors of Golden West Brewing Company, a California corporation (“Golden West”), a wholly-owned subsidiary of Golden West Brewing Company, Inc., a Delaware corporation (the “Company”) approved a Promissory Note and Security Agreement effective March  12, 2008 wherein Golden West, doing business as Blue Marble Brewing (as Borrower) was extended a loan by Peter Hirschburg (as Lender) in the principal amount of $50,000.

The entire principal balance plus all accrued and unpaid interest at the rate of ten percent (10%) is due in full May 31, 2008.

Golden West and the Company have agreed to pay the Lender a financing fee in the form of 5,000 shares of common stock of the Company.

The repayment of the Promissory Note to the Lender is secured by a security interest created by a Security Agreement covering all of Golden West’s inventory and account receivables associated with its distribution agreement with Cost Plus World Markets covering the manufacture and sale of Blue Marble craft beers.  The Promissory Note has also been secured by the personal guaranty of John C. Power, the Company’s Chief Executive Officer.

ITEM 9.01:     FINANCIAL STATEMENTS AND EXHIBITS

(c)	Exhibit

Item	Title

99.1	Promissory Note dated March 12, 2008
99.2 99.3	Security Agreement dated March 12, 2008 Personal Guaranty dated March 12, 2008

SIGNATURES

       Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Golden West Brewing Company, Inc.

Date: March 13, 2008	By: _/s/ Mark Simpson__________ Mark Simpson President

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